UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 30, 2021

TRxADE HEALTH, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-39199	46-3673928
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3840 Land O’ Lakes Blvd Land O’ Lakes, Florida	34639
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 800-261-0281

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value Per Share	MEDS	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

At the Market Issuance Sales Agreement

As previously reported, on August 6, 2021, TRxADE HEALTH, INC. (the “Company”) entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”) with EF Hutton, division of Benchmark Investments, LLC (“EF Hutton”, or the “Agent”). In accordance with the terms of the Equity Distribution Agreement, the Company could offer and sell from time to time through the Agent the Company’s common stock having an aggregate offering price of up to $9,000,000 (the “Placement Shares”). Sales of the Placement Shares under the Equity Distribution Agreement were to be made in transactions that are deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made by means of ordinary brokers’ transactions, including on The Nasdaq Capital Market, at market prices or as otherwise agreed to with the Agent (the “ATM Program”). The Placement Shares were to be issued pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-248473), registering the sale of up to $100,000,000 in securities, including common stock, which was declared effective on September 3, 2020. The Company filed a prospectus supplement, dated August 6, 2021 (the “Prospectus Supplement”), to the prospectus, dated September 3, 2020, with the Securities and Exchange Commission in connection with the offer and sale of the Placement Shares.

Effective on November 30, 2021, the Company provided the Agent notice of the termination of the Equity Distribution Agreement and the ATM Program (each of which will be effective December 5, 2021, pursuant to the terms of the Equity Distribution Agreement).

The Company has decided to terminate the Sales Agreement because it does not intend to utilize the Sales Agreement to raise capital. No Placement Shares were sold under the Sales Agreement.

The Company will not incur any termination penalties as a result of its termination of the Sales Agreement.

A description of the terms and conditions of the Sales Agreement is set forth in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 6, 2021 and incorporated herein by reference.

Item 8.01 Other Events.

The Company also discloses that it is in the process of moving its MedCheks Health Passport app and related intellectual property and assets from its wholly-owned subsidiary MedCheks, LLC, to its wholly-owned subsidiary, Bonum Health, LLC, and plans to dissolve MedCheks, LLC, on or around December 31, 2021. The transfer of the MedCheks Health Passport app has no effect on such app, related assets or rights, or the Company’s ownership thereof, but is solely being completed for the purposes of consolidating the Company’s subsidiaries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRXADE HEALTH, INC.

Date: December 2, 2021	By:	/s/ Suren Ajjarapu
	Name:	Suren Ajjarapu
	Title:	Chief Executive Officer